EXHIBIT 99.1

                                                                 FREMONT GENERAL


NEWSRELEASE
--------------------------------------------------------------------------------
                                                   2425 Olympic Blvd., 3rd Floor
                                                          Santa Monica, CA 90404
                                                              TEL (310) 315-5500
                                                              FAX (310) 315-5599



          FREMONT GENERAL REPORTS DILUTED NET INCOME PER SHARE OF $0.39
                             FOR THIRD QUARTER 2006

     SANTA MONICA, CALIFORNIA) - November 9, 2006: Fremont General Corporation (the "Company"), a nationwide residential and commercial real estate lender doing business primarily through its wholly-owned industrial bank, Fremont Investment & Loan, reported today its results for the third quarter of 2006. Net income for the third quarter of 2006 was $29,525,000, which represents a decrease of 68%, as compared to net income of $92,565,000 for the third quarter of 2005. Diluted net income per share was $0.39 for the third quarter of 2006, as compared to $1.23 per share for the third quarter of 2005.

     Net income for the first nine months of 2006 was $113,136,000 a decrease of 59% as compared to $273,437,000 for the first nine months of 2005. Diluted net income per share was $1.49 for the first nine months of 2006, as compared to $3.65 per share for the first nine months of 2005. The decrease in net income for the third quarter and the first nine months of 2006 was primarily the result of a significant decrease in the net gain on whole loan sales and securitizations of the Company's residential real estate loans, offset in part by an increase in net interest income.


RESIDENTIAL REAL ESTATE LENDING

     Residential real estate loan originations totaled $7.8 billion during the third quarter of 2006, down from $9.6 billion during the third quarter of 2005. For the first nine months of 2006, residential real estate loan originations totaled $25.8 billion, down slightly from $26.6 billion during the first nine months of 2005. The following tables highlight the Company's residential real estate loan originations by period indicated:



                                              3RD QUARTER                                     FIRST NINE MONTHS
                                  --------------------------------------------      ----------------------------------------------
                                         2006                     2005                     2006                     2005
                                  -------------------      -------------------      --------------------      --------------------

LOAN ORIGINATION
VOLUME (IN $000S):

First Mortgages ................. $ 7,276,675    93.8%     $ 8,710,006    90.6%     $ 23,725,512    91.8%     $ 24,303,516    91.3%
Second Mortgages ................     483,469     6.2%         900,777     9.4%        2,112,695     8.2%        2,312,618     8.7%
                                  -----------   -----      -----------   -----      ------------   -----      ------------   -----
                                  $ 7,760,144   100.0%     $ 9,610,783   100.0%     $ 25,838,207   100.0%     $ 26,616,134   100.0%
                                  ===========   =====      ===========   =====      ============   =====      ============   =====


Percentage of second mortage loans
 to first mortgage loan in units.                25.3%                    47.0%                     35.1%                     45.0%


                                                   3RD QUARTER                   FIRST NINE MONTHS
                                            -------------------------      --------------------------
                                               2006           2005            2006            2005
                                            ---------       ---------      ---------       ----------

     FIRST MORTGAGES - ORIGINATION

TYPE OF PRODUCT:
  ARMS:
    30 YEAR:
      (2/28) ............................        36.7%           89.6%          48.8%            87.3%
      (3/27) ............................         2.6%            2.2%           1.3%             2.7%
      (5/25) ............................         0.4%            0.7%           0.2%             0.8%
                                            ---------       ---------      ---------       ----------
                                                 39.7%           92.5%          50.3%            90.8%
    40/30:
      (2/28) ............................        20.2%            0.8%          31.1%             0.3%
      (3/27) ............................         0.9%            0.0%           0.6%             0.0%
      (5/25) ............................         0.1%            0.0%           0.1%             0.0%
                                            ---------       ---------      ---------       ----------
                                                 21.2%            0.8%          31.8%             0.3%
                                            ---------       ---------      ---------       ----------

    50/30
      (2/28) ............................        18.3%            0.0%           5.6%            0.0%
      (3/27) ............................         2.2%            0.0%           0.7%            0.0%
      (5/25) ............................         0.1%            0.0%           0.1%            0.0%
                                            ---------       ---------      ---------       ---------
                                                 20.6%            0.0%           6.4%            0.0%
                                            ---------       ---------      ---------       ---------
    TOTAL ARMS ..........................        81.5%           93.3%          88.5%           91.1%


  FIXED RATE:
      30 Year ...........................        11.6%            6.7%           7.8%            8.9%
      40/30 .............................         3.8%            0.0%           2.7%            0.0%
      50/30 .............................         3.1%            0.0%           1.0%            0.0%
                                            ---------       ---------      ---------       ---------
    TOTAL FIXED RATE ....................        18.5%            6.7%          11.5%            8.9%
                                            ---------       ---------      ---------       ----------
                                                100.0%          100.0%         100.0%          100.0%
                                            =========       =========      =========       =========


PURPOSE:
  Refinance .............................        63.4%           49.0%          56.5%           51.2%
  Purchase ..............................        36.6%           51.0%          43.5%           48.8%
                                            ---------       ---------      ---------       ---------
                                                100.0%          100.0%         100.0%          100.0%
                                            =========       =========      =========       =========


Average Loan Size .......................   $ 272,637       $ 251,371      $ 264,522       $ 242,511
Average FICO Score ......................         627             622            623             622
Average LTV .............................        80.2%           80.5%          80.0%           80.8%
Weighted Average Coupon .................        8.31%           7.32%          8.34%           7.18%
Interest-Only Loan Percentage ...........         7.6%           25.7%           9.8%           26.1%
Stated-Income Documentation percentage ..        38.3%           40.5%          43.4%           37.4%

                                                            3RD QUARTER         FIRST NINE MONTHS
                                                         -----------------      -----------------
                                                          2006        2005       2006        2005
                                                         -----       -----      -----       -----


          FIRST & SECOND MORTGAGES - ORIGINATION

GEOGRAPHIC DISTRIBUTION:

  California .........................................    27.1%       26.8%      26.0%       28.2%
  Florida ............................................    13.7%       11.6%      14.2%       10.7%
  New York ...........................................    11.0%       11.2%      11.5%       11.1%
  Maryland ...........................................     7.5%        6.6%       7.4%        5.8%
  New Jersey .........................................     5.1%        6.8%       6.3%        6.8%
  All other states ...................................    35.6%       37.0%      34.6%       37.4%
                                                         -----       -----      -----       -----
                                                         100.0%      100.0%     100.0%      100.0%
                                                         =====       =====      =====       =====

     The following are the primary comparative aspects for the residential real estate lending operations between the second and third quarters of 2006:

o Loan origination volume decreased from $9.54 billion in the second quarter to $7.76 billion in the third quarter - this decrease is due in large part to the implementation in the second quarter of various loan underwriting guideline adjustments designed to lower early payment defaults, reduce the level of second mortgages originated and to improve the overall credit performance of the loans.
o The third quarter loss on the sale of residential real estate loans totaled $9.6 million on whole loan sales and securitizations of $8.15 billion. This is compared to a gain of $8.4 million on loan sales of $9.89 billion during the second quarter of 2006.
o During the third quarter, as part of its loss on the sale of residential real estate loans, the Company recognized a hedging loss of $20.4 million as compared to a gain of $1.6 million during the second quarter.
o The Company had lower expense provisions for loan valuation, loan repurchase and premium recapture reserves during the third quarter. During the third quarter, these provisions totaled $76.3 million, as compared to $124.5 million for the second quarter.
o Loan repurchases and re-pricings increased to $345.7 million during the third quarter, up from $238.4 million for the second quarter.
o The Company had a lower average amount of loans held for sale outstanding during the quarter, which when combined with a slightly lower weighted-average interest rate on the loans during the third quarter, led to a decrease in net interest income on the loans during the third quarter.
o During the third quarter, the gross premiums realized on Tier I loan sales (both first and second mortgages) decreased to 1.82%, as compared to the second quarter level of 2.15%. The third quarter level was impacted by:

          o A higher overall level of loan securitizations (including a stand-alone second mortgage only securitization), for which the Company books a lower gross premium, but for which it does not have any loan repurchase requirements.
          o The Company also entered into a whole loan sale for $1.06 billion in which the Company received a lower level of gross premium in return for the buyer assuming certain levels of first payment defaults in the loan pool.
          o Tier I loan pricing for the Company's whole loan sales of first mortgages were in the 2.30% to 2.40% range during the third quarter.

     As previously reported for the second quarter of 2006, the Company made modifications to its business processes during the second quarter, including changes in its loan origination parameters, with an objective of reducing its early payment defaults and overall loan repurchase levels. The Company's actions included, but were not limited to:

o Eliminating the origination of combined first and second mortgage loans with FICO scores under 640 for stated-income documentation loans and 600 for full documentation loans;

o Modifying its whole loan sale agreements to limit the notification period for repurchase requests and to extend the qualifying first payment measurement period;
o Increasing of loan servicing customer contact rates with the focus on minimizing early payment defaults;
o    Enhancement of the appraisal review process and analysis systems.


     In the third quarter of 2006, the Company began to see the positive impact of these measures. The following are some of the metrics that were notable:

o A 33% decrease in the dollar volume of second mortgages to 6.2% from 9.2% during the second quarter of 2006 - the percentage of second mortgages to first mortgages produced, in terms of units, also decreased during the third quarter to 25.3% from 40.0% during the second quarter of 2006;
o A decrease in stated-income documentation loans to 38.3% as a percentage of loan production from 44.6% during the second quarter of 2006;
o An increase in the overall weighted-average FICO score to 627 for first mortgages and 664 for second mortgages from 623 and 652 during the second quarter of 2006.

     The Company expects to begin to see the impact of these changes on the Company's provisioning levels during the first quarter of 2007. Early indications are that these changes in production are decreasing the level of first payment defaults.

     The residential real estate loan servicing platform was servicing approximately $24.3 billion in loans outstanding as of September 30, 2006, up 9% from $22.2 billion at September 30, 2005. Of the $24.3 billion at September 30, 2006, $15.1 billion was being serviced to maturity in either the Company's securitizations or from whole loan sales with servicing retained, as compared to $6.1 billion at September 30, 2005; the remaining loans were either the Company's loans held for sale or loans being interim serviced by the Company after being sold to third parties.


COMMERCIAL REAL ESTATE LENDING

     Commercial real estate loans held for investment, before the allowance for loan losses, totaled of $6.14 billion at September 30, 2006, as compared to $4.11 billion at September 30, 2005. New loan commitments entered into decreased to $1.38 billion during the third quarter of 2006, as compared to $1.56 billion for the third quarter of 2005. The following table highlights the commercial real estate loans outstanding as of the dates indicated:


                                                                    SEPTEMBER 30,     SEPTEMBER 30,
(IN $000S)                                                              2006             2005
                                                                    -----------       -----------

COMMERCIAL REAL ESTATE ("CRE") LOAN TYPES:

  Construction ..................................................   $ 3,915,591       $ 1,391,419
  Bridge ........................................................     1,799,517         2,030,701
  Permanent .....................................................       405,637           644,706
  Single Tenant Credit ..........................................        75,757            87,631
                                                                    -----------       -----------
                                                                    $ 6,196,502       $ 4,154,457
  Net deferred origination fees and costs .......................       (56,521)          (41,603)
                                                                    -----------       -----------
TOTAL CRE LOANS - HELD FOR INVESTMENT ...........................   $ 6,139,981       $ 4,112,854
                                                                    ===========       ===========

GEOGRAPHIC DISTRIBUTION:

  California ....................................................          19.3%             29.9%
  Florida .......................................................          15.0%             13.3%
  New York ......................................................          11.9%             13.1%
  Virginia ......................................................           9.6%              4.6%
  Arizona .......................................................           7.2%              4.8%
  Hawaii ........................................................           6.2%              2.8%
  Maryland ......................................................           4.7%              1.5%
  Illinois ......................................................           4.6%              4.9%
  All other states ..............................................          21.5%             25.1%
                                                                    -----------       -----------
                                                                          100.0%            100.0%
                                                                    ===========       ===========

PROPERTY TYPE DISTRIBUTION (BALANCES OUTSTANDING):

  Multi-Family - Condominiums:
    Construction                                                             32%               21%
    Conversion                                                               23%               15%
                                                                    -----------       -----------
                                                                             55%               36%
  Land Development ..............................................            14%               17%
  Office ........................................................             9%               15%
  Retail ........................................................             6%                6%
  Special Purpose ...............................................             5%                3%
  Commercial Mixed-Use ..........................................             4%                9%
  Multi-Family - Other ..........................................             3%                5%
  Industrial ....................................................             3%                6%
  Hotels & Lodging ..............................................             1%                3%
                                                                    -----------       -----------
                                                                            100%              100%
                                                                    ===========       ===========


                                                                    SEPTEMBER 30,      SEPTEMBER 30,
(IN $000S)                                                              2006               2005
                                                                    ------------       ------------

Non-accrual loans ...............................................   $     36,478       $     21,926
REO .............................................................          2,555             24,712
                                                                    ------------       ------------
Non-accrual loans and REO .......................................   $     39,033       $     46,638
                                                                    ============       ============

Non-accrual loans to total CRE loans ............................           0.59%              0.53%


     Loan credit performance for the commercial real estate loan portfolio continued to be strong during the third quarter of 2006. Non-accrual commercial real estate loans and REO totaled $39.0 million (comprised of 3 loans and 2 REO properties) at September 30, 2006, down from $46.6 million (comprised of 6 loans and 7 REO properties) as of September 30, 2005. The

Company recorded $153,000 in commercial real estate loan net charge-offs during the third quarter of 2006, and did not restructure any commercial real estate loans. Delinquent loans 60 days past due or greater were 0.51% of the outstanding portfolio at September 30, 2006, as compared to 0.59% and 0.39% at June 30, 2006 and September 30, 2005, respectively.

     The Company's provision for loan losses was a $12.7 million expense in the third quarter of 2006 as compared to a $4.1 million credit to income for the third quarter of 2005. The provision level is primarily derived from a higher level of commercial real estate loans outstanding as of September 30, 2006. As of September 30, 2006, the allowance for loan losses totaled $185.2 million, or 3.01% of the total commercial real estate loans held for investment, as compared to $158.7 million, or 3.85%, as of September 30, 2005.

     The Company's commercial real estate loan operation has maintained a strong level of credit quality while growing its loan portfolio. While the Company has seen a decline in the sales velocity of some of the condominium projects that it finances, no significant changes to the pricing of the related units has been observed. To the extent that sales prices do soften, the Company's underwriting standards provide protection in that most loans have been underwritten to an approximate level of 65% of the expected net retail sales proceeds. These loans also are structured with various balancing guarantees that require cash infusions from the developer of the project in the event they become necessary. Further reducing the Company's credit exposure on these projects is that the Company's condominium portfolio is geographically diversified and that a substantial amount of the loans are covered by pre-sales that involve significant (generally between 5% and 20%) non-refundable deposits.


OTHER HIGHLIGHTS

     o Net interest income increased to $148.8 million for the third quarter of 2006, as compared to $120.3 million for the third quarter of 2005. Net interest income increased primarily as a result of an increase in the average of commercial and residential real estate loans outstanding.

     o Fremont Investment & Loan, as of September 30, 2006, had $12.6 billion in assets, $9.6 billion in FDIC-insured deposits and $1.6 billion in stockholder's equity, with a total Risk-Based Capital ratio of 13.93%.

     o The Company's stockholders' equity totaled $1.5 billion, or $18.70 per share, at September 30, 2006, up 12% from $1.3 billion, or $16.64 per share, at September 30, 2005.

     o During the third quarter, the Company opened its new residential loan servicing center in placeCityIrving, StateTexas. This new center adds to the Company's capacity as it continues to grow its loan servicing portfolio.

     Fremont General Corporation's common stock is traded on the New York Stock Exchange under the symbol "FMT". Fremont Investment & Loan is a commercial and non-prime residential real estate lender operating nationwide through its 14 regional offices (nine commercial and five residential). As of September 30, 2006, Fremont Investment & Loan had commercial real estate loans in its portfolio located in 29 states. During the third quarter of 2006, Fremont Investment & Loan originated residential real estate loans in 47 states. Loans originated by the Company are done primarily on a first mortgage basis.

     This news release may contain "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and the Company's currently reported results are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. These statements and the Company's reported results are not guarantees of future performance and there can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially and adversely from the Company's projected or reported results as a result of significant risks, uncertainties and assumptions that are difficult to predict, including:
(i) changes in the interest rate and competitive environments, (ii) changes in general and specific economic conditions and trends, (iii) changes in asset and loan valuations and the costs of originating loans, (iv) changes in the volume of loans originated, loans sold, the pricing of existing and future loans, and the premiums realized upon the sale of such loans, (v) access to the necessary capital and deposit resources to fund loan originations and the condition of the whole loan sale and securitization markets, (vi) the impact of valuation and other changes in the commercial and residential real estate markets, (vii) the effect of litigation, state and federal legislation and regulations, and regulatory actions, (viii) the collectibility, and timing thereof, of loan balances, and any adverse development of, and the variability in determining, the allowance for loan losses, (ix) the impact of changes in federal and state tax laws and interpretations, including tax rate changes, and the effect of any adverse outcomes from the resolution of issues with taxing authorities, (x) the ability to maintain an effective system of internal and financial disclosure controls, and to identify and remediate any control deficiencies, under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and (xi) other events and factors beyond our control. For a more detailed discussion of risks and uncertainties, see the Company's public filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements.


--------------------------------------------------------------------------------

o Fremont General will host an investor conference call to discuss the Company's results. The call will begin at 1:00 p.m. (ET) on November 9, 2006.
o The event will also be webcast live on our Internet website at www.fremontgeneral.com. Under "Press Room" scroll down to "Event Calendar" and click on "Q3 2006 Fremont General Earnings Conference Call." Listeners should go to the website at least 15 minutes before the event to download and install any necessary audio software. The webcast will be archived until November 9, 2007.
o To listen to the live call by telephone, dial 706/634-1256 eight to ten minutes before the start time and use confirmation code 7620460. The telephone replay will be archived through December 8, 2006 at 706/645-9291
     - use confirmation code 7620460.
o The Company's periodic reports as filed with the Securities and Exchange Commission can be accessed at www.fremontgeneral.com or at www.sec.gov.
o    Contact: Investor Relations 310/315-5500
o    Website: www.fremontgeneral.com

FREMONT GENERAL CORPORATION
(UNAUDITED)
(THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)





                                                                                  THREE MONTHS ENDED          NINE MONTHS ENDED
CONSOLIDATED STATEMENTS OF INCOME:                                                   SEPTEMBER 30,               SEPTEMBER 30,
                                                                                   2006          2005          2006          2005
                                                                                ---------       -------     ---------     ---------

Interest income:
  Interest and fee income on loans:
    Residential .............................................................   $ 135,331     $ 115,007     $ 442,857     $ 351,781
    Commercial ..............................................................     144,306        81,242       380,366       224,091
    Other ...................................................................         100          (342)          279          (158)
                                                                                ---------     ---------     ---------     ---------
                                                                                  279,737       195,907       823,502       575,714
  Interest income - other ...................................................      17,829        12,107        64,542        25,174
                                                                                ---------     ---------     ---------     ---------
                                                                                  297,566       208,014       888,044       600,888
Interest expense:
  Deposits ..................................................................     113,704        70,265       310,774       181,921
  FHLB advances .............................................................      26,876        10,411        82,471        30,130
  Warehouse lines of credit .................................................       2,300           929         8,860         3,485
  Senior Notes ..............................................................       3,388         3,650        10,398        10,951
  Junior Subordinated Debentures ............................................       2,320         2,320         6,959         6,959
  Other .....................................................................         137            91           386           380
                                                                                ---------     ---------     ---------     ---------
                                                                                  148,725        87,666       419,848       233,826
                                                                                ---------     ---------     ---------     ---------
Net interest income .........................................................     148,841       120,348       468,196       367,062
Provision for loan losses ...................................................      12,692        (4,071)       28,280        (7,251)
                                                                                ---------     ---------     ---------     ---------
Net interest income after provision for loan losses .........................     136,149       124,419       439,916       374,313

Non-interest income:
  Net gain (loss) on whole loan sales and securitizations
    of residential real estate loans ........................................      (9,622)      116,044       (16,424)      316,368
  Loan servicing income .....................................................      26,427        20,155        71,258        49,841
  Mortgage servicing rights amortization and impairment provision ...........     (12,975)       (6,588)      (29,878)      (16,299)
  Impairment on residual assets .............................................           -             -        (5,752)       (1,790)
  Other .....................................................................       5,915         4,602        14,464        14,569
                                                                                ---------     ---------     ---------     ---------
                                                                                    9,745       134,213        33,668       362,689
Non-interest expense:
  Compensation and related ..................................................      55,001        61,851       171,660       176,785
  Occupancy .................................................................       8,208         7,412        24,013        21,289
  Other .....................................................................      35,983        33,334        91,876        81,682
                                                                                ---------     ---------     ---------     ---------
                                                                                   99,192       102,597       287,549       279,756
                                                                                ---------     ---------     ---------     ---------
Income before income taxes ..................................................      46,702       156,035       186,035       457,246
Income tax expense ..........................................................      17,177        63,470        72,899       183,809
                                                                                ---------     ---------     ---------     ---------
Net income ..................................................................   $  29,525     $  92,565     $ 113,136     $ 273,437
                                                                                =========     =========     =========     =========

Earnings Per Share:
  Basic .....................................................................   $    0.40     $    1.27        $ 1.53     $    3.77
  Diluted ...................................................................        0.39          1.23          1.49          3.65

Weighted Average Shares Outstanding (in thousands):
  Basic .....................................................................      74,498        72,962        74,187        72,509
  Diluted ...................................................................      76,101        75,528        75,858        74,856


Cash Dividends Declared per Common Share ....................................   $    0.11     $    0.08        $ 0.33     $    0.23
Stockholders' Equity per Share at Period-End ................................                                 $ 18.70     $   16.64


Shares Outstanding at Period-End (in thousands) .............................                                  77,862        77,875


FREMONT GENERAL CORPORATION
(UNAUDITED, EXCEPT FOR DECEMBER 31, 2005)
(THOUSANDS OF DOLLARS)




CONSOLIDATED BALANCE SHEETS:                                                    SEPTEMBER 30,       DECEMBER 31,
                                                                                    2006               2005
                                                                                ------------       ------------

ASSETS
Cash and cash equivalents ...................................................   $    520,141       $    768,643
Investment securities classified as available-for-sale at fair value ........         24,458             17,527
Federal Home Loan Bank stock at cost ........................................        148,990            136,018
Loans held for sale - net ...................................................      5,543,331          5,423,109
Loans held for investment - net .............................................      5,963,397          4,603,063
Mortgage servicing rights - net .............................................         84,883             46,022
Residual interests in securitized loans at fair value .......................        132,699            170,723
Accrued interest receivable .................................................         70,834             42,123
Real estate owned ...........................................................          6,730             33,872
Premises and equipment - net ................................................         66,507             65,203
Deferred income taxes .......................................................        102,989             83,235
Other assets ................................................................        137,777             94,575
                                                                                ------------       ------------
  TOTAL ASSETS ..............................................................   $ 12,802,736       $ 11,484,113
                                                                                ============       ============

LIABILITIES
Deposits:
  Savings accounts ..........................................................   $    902,311       $  1,103,993
  Money market deposit accounts .............................................        631,810            446,274
  Certificates of deposit ...................................................      8,025,371          7,051,726
                                                                                ------------       ------------
                                                                                   9,559,492          8,601,993

Warehouse lines of credit ...................................................              -                  -
Federal Home Loan Bank advances .............................................      1,230,000            949,000
Senior Notes due 2009 .......................................................        165,824            175,305
Junior Subordinated Debentures ..............................................        103,093            103,093
Other liabilities ...........................................................        287,959            297,916
                                                                                ------------       ------------
  TOTAL LIABILITIES .........................................................     11,346,368         10,127,307

STOCKHOLDERS' EQUITY
Common stock ................................................................         77,471             77,497
Additional paid-in capital ..................................................        330,250            341,800
Retained earnings ...........................................................      1,053,627            966,112
Deferred compensation .......................................................        (22,139)           (43,357)
Accumulated other comprehensive income ......................................         17,159             14,754
                                                                                ------------       ------------
  TOTAL STOCKHOLDERS' EQUITY ................................................      1,456,368          1,356,806
                                                                                ------------       ------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ................................   $ 12,802,736       $ 11,484,113
                                                                                ============       ============

FREMONT GENERAL CORPORATION
(UNAUDITED, EXCEPT FOR DECEMBER 31, 2005)
(THOUSANDS OF DOLLARS)

                                                                                SEPTEMBER 30,    DECEMBER 31,    SEPTEMBER 30,
                                                                                    2006            2005            2005
                                                                                ------------     -----------     ------------

Loans held for investment:
  Commercial real estate ....................................................   $  6,139,981     $ 4,751,311     $  4,112,854
  Other .....................................................................          8,643           8,589            6,242
                                                                                ------------     -----------      -----------
                                                                                   6,148,624       4,759,900        4,119,096
Allowance for loan losses ...................................................       (185,227)       (156,837)        (158,713)
                                                                                ------------     -----------      -----------
Loans held for investment - net .............................................   $  5,963,397     $ 4,603,063      $ 3,960,383
                                                                                ============     ===========      ===========

Allowance for loans losses as a percentage of loans receivable held
 for investment .............................................................           3.01%           3.29%            3.85%
Total non-accrual loans as a percentage of total loans held for investment ..           0.59%           0.62%            0.53%


Non-accrual commercial real estate loans held for investment ................   $     36,478     $    29,290      $    21,926
Accruing commercial real estate loans past due 90 days or more ..............   $          -     $         -      $         -
Restructured commercial real estate loans on accrual status ..................  $          -     $    12,309      $    12,350

Foreclosed real estate owned (REO):
  Commercial real estate .....................................................  $      2,555     $    30,198      $    24,712
  Residential real estate ....................................................         4,175           3,674            3,224
                                                                                ------------     -----------      -----------
                                                                                $      6,730     $    33,872      $    27,936
                                                                                ============     ===========      ===========

Residential real estate loans held for sale:
  1st trust deeds ............................................................  $  5,180,894     $ 4,792,976      $ 5,119,708
  2nd trust deeds ............................................................       420,430         611,104          617,822
                                                                                ------------     -----------      -----------
                                                                                   5,601,324       5,404,080        5,737,530
Basis adjustment for fair value hedge accounting .............................             -               -                -
Net deferred direct loan origination costs ...................................        38,292          51,782           65,298
                                                                                ------------     -----------      -----------
                                                                                   5,639,616       5,455,862        5,802,828
Less: Valuation reserve ......................................................       (96,285)        (32,753)         (35,348)
                                                                                ------------     -----------      -----------
Loans held for sale - net ....................................................  $  5,543,331     $ 5,423,109      $ 5,767,480
                                                                                ============     ===========      ===========

Non-accrual residential real estate loans held for sale ......................  $     49,794     $    16,736      $    15,081
Tier II loans (in loans held for sale above and before valuation reserve) ....  $    253,082     $   148,093      $   131,156

                                                                                 3RD QUARTER     2ND QUARTER       3RD QUARTER
                                                                                    2006            2006              2005
                                                                                ------------    ------------      ------------

Total net charge-offs (recoveries) of loans held for investment:
  Commercial real estate .....................................................  $        153    $       (192)     $     (2,823)
  Residential real estate ....................................................             -               -                (5)
  Other ......................................................................             -               -                 -
                                                                                ------------    ------------      ------------
                                                                                $        153    $       (192)     $     (2,828)
                                                                                ============    ============      ============

Net charge-offs (recoveries) to average commercial real estate loans .........          0.01%          (0.01)%           (0.28)%


o  Loans held for investment do not include loans designated as held for sale and are stated net of deferred direct loan origination fees and costs.
o  Net charge-off ratios are annualized percentages.
o  Net deferred direct loan origination costs include loan origination costs directly associated with the origination of the loans (such as internal sales and external broker compensation), net of origination points and fees received, which are then deferred and recognized in income when the loans are sold.
o  Restructured commercial real estate loans are presented as such in the period of restructure and the three subsequent quarters.

                                                                   Page 10 of 11

FREMONT GENERAL CORPORATION
(UNAUDITED) (THOUSANDS OF DOLLARS)



                                                                         THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                           SEPTEMBER 30,                     SEPTEMBER 30,
                                                                       2006             2005             2006            2005
                                                                  -------------     ------------     ------------    -------------

Average net interest-earning assets (NEA) ....................     $ 13,268,968     $ 10,998,848     $ 13,421,309     $ 10,993,875

  Interest income ............................................     $    297,566     $    208,014     $    888,044     $    600,888
  Interest expense ...........................................         (148,725)         (87,666)        (419,848)        (233,826)
                                                                   ------------     ------------     ------------     ------------
  Net interest income ........................................     $    148,841     $    120,348     $    468,196     $    367,062
                                                                   ============     ============     ============     ============

As a percentage of NEA:
  Interest income ............................................             8.90 %           7.50 %           8.85 %         7.31 %
  Interest expense ...........................................            (4.45)%          (3.16)%          (4.18)%        (2.84)%
                                                                   ------------     ------------     ------------     ----------
  Net interest income ........................................             4.45 %           4.34 %           4.67 %         4.47 %
                                                                   ============     ============     ============     ==========


Whole loan sales of residential real estate loans ............     $  5,068,182     $  8,236,360     $ 21,237,291   $ 22,861,862
Securitizations of residential real estate loans .............        3,085,679        1,032,725        4,068,212      3,224,291
                                                                   ------------     ------------     ------------   ------------
                                                                   $  8,153,861     $  9,269,085     $ 25,305,503   $ 26,086,153
                                                                   ============     ============     ============   ============


Gross premium recognized on Tier I loan sales and
 securitizations .............................................     $    148,536     $    217,024     $    448,784   $    693,245
Net gain (loss) on derivative instruments ....................          (20,402)         (24,218)          (4,208)        15,833
                                                                   ------------     ------------     ------------   ------------
                                                                        128,134          241,242          444,576        709,078
Net direct loan origination costs ............................          (61,484)        (111,712)        (210,304)      (333.369)
Provisions for valuation, repurchase and premium recapture
  reserves ...................................................          (76,272)         (13,486)        (250,696)       (59,341)
                                                                   ------------     ------------     ------------   ------------
  Net gain (loss) on sale ....................................     $     (9,622)    $    116,044     $    (16,424)  $    316,368
                                                                   ============     ============     ============   ============

Net gain (loss) on sale ......................................     $     (9,622)    $    116,044     $    (16,424)  $    316,368
Origination expenses allocated during the period of
 origination ................................................           (36,710)         (30,381)        (103,373)      (108,535)
                                                                   ------------     ------------     ------------   ------------
  Net operating gain (loss) on sale ..........................     $    (46,332)    $     85,663     $   (119,797)  $    207,833
                                                                   ============     ============     ============   ============


Gross premium recognized on Tier I loan sales and
 securitizations .................................................         1.82 %           2.34 %           1.77 %         2.66 %
Net gain (loss) on derivative instruments ........................        (0.25)%           0.26 %          (0.02)%         0.06 %
                                                                   ------------     ------------     ------------   ------------
                                                                           1.57 %           2.60 %           1.75 %         2.72 %
Net direct loan origination costs ................................        (0.76)%          (1.20)%          (0.83)%        (1.27)%
Provisions for valuation, repurchase and premium recapture
  reserves .......................................................        (0.94)%          (0.14)%          (0.99)%        (0.22)%
                                                                   ------------     ------------     ------------   ------------
  Net gain (loss) on sale ........................................        (0.13)%           1.26 %          (0.07)%         1.23 %
                                                                   ============     ============     ============   ============

Net gain (loss) on sale ..........................................        (0.13)%           1.26 %          (0.07)%         1.23 %
Origination expenses allocated during the period of
 origination .....................................................        (0.45)%          (0.33)%          (0.41)%        (0.42)%
                                                                   ------------     ------------     ------------   ------------
  Net operating gain (loss) on sale ..............................        (0.58)%           0.93 %          (0.48)%         0.81 %
                                                                   =============    ============     ============   ============



o   Percentages are of total loan sales and securitizations, net of repurchases, during the period indicated.
o   Tier I loans are the Company's standard loans that are typically sold at a premium. Tier II loans are those that do not meet the criteria for a Tier I sale due to delinquency status, documentation issues or loan program exceptions for which the Company typically receives lower pricing.
o   Provision for valuation and repurchase reserves represents adjustments to the valuation allowance for the Company's held for sale loans and adjustments to the Company's repurchase reserve for the effect of loans estimated to be repurchased and the related return premiums.
o   Provision for premium recapture is the  provision for the return of premium on loans sold which prepay early per the terms of each sales contract; includes some interest adjustment.
o   Origination expenses represent indirect expenses related to the origination of residential real estate loans during the period of origination and which are not deferred for GAAP. These expenses are included in non-interest expense in the consolidated statements of income during the period incurred. There is no directly comparable GAAP financial measure to "Origination expenses allocated during the period of origination", the components of which are calculated in accordance with GAAP.
o   Net operating gain on sale is a supplement to, and not a substitute for, the information presented in the consolidated statements of income as prepared in accordance with GAAP. The Company utilizes this additional information as part of its management of the total costs and efficiency of its loan origination platform. Furthermore, our definition of the indirect origination expenses may not be comparable to similarly titled measures reported by other companies. Because these expenses are estimates that are based on loans sold during the current period utilizing actual costs from prior periods, these costs may fluctuate from period to period reflecting changes in the volume of loans sold, originated and the actual indirect expenses incurred during the period of loan origination. The net operating gain on sale amount does not include net interest income on residential real estate loans held for sale or any fair value adjustments on the
    Company's residual interests in securitized loans.


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